Exhibit 23.2

Bateman & Co., P.C.


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Annual Report on Form 10-K for the year ended December 31, 1999, which report will upon its filing be incorporated by reference into GREKA Energy Corporation's registration statements on Form S-3 (File Nos. 333-60621 and 333-78673) and form S-8 (File No. 333-30402), of our report dated April 14, 1998, on our audits of the consolidated financial statements of GREKA Energy Corporation, formerly known as Petro Union, Inc. doing business as Horizontal Ventures Inc. the year ended December 31, 1997.


                                                          /s/Bateman & Co., P.C.
                                                             -------------------
                                                             Bateman & Co., P.C.

  Houston, Texas
  April 14, 2000